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
Meditrust Corporation                                  Meditrust Operating Company
------------------------------------------------       ------------------------------------------------
(Name of Registrant as Specified In Its Charter)       (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
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

                            [THE MEDITRUST COMPANIES]


                                   May 6, 1999
Dear Stockholder:

     The Special Meetings of The Meditrust Companies are scheduled for May 21, 1999 -- just a short time away.

     As you know, we are in the midst of a comprehensive restructuring plan, announced on November 12, 1998, designed to strengthen The Meditrust Companies' financial position and clarify our investment and operating strategy by focusing on our two most prominent business segments, health care and lodging. Much of the plan has already been accomplished: certain non-strategic assets, including Santa Anita Racetrack and Cobblestone Golf Group, have been sold, near-term debt has been reduced and our only forward equity investment transaction has been settled. Eventually, we intend to separate our health care and lodging businesses through the spin-off of a new separately traded, publicly listed REIT, which will be engaged primarily in the health care financing business. After the spin-off, stockholders will continue to own stock in The Meditrust Companies, which will be focused on the lodging business, as well as stock in the new REIT.

     We are seeking your approval of certain changes to The Meditrust Companies corporate documents. The proposed changes will make it easier to raise capital and greatly assist your Boards of Directors in responding to challenges presented by the Internal Revenue Service Restructuring and Reform Act of 1998, which substantially limits further growth by The Meditrust Companies. Stockholders will vote on the proposed changes at the May 21 Special Meetings.

     Your Boards of Directors have concluded that the proposals are in the best interests of The Meditrust Companies and their stockholders and unanimously recommend a vote FOR each of them. Your vote is very important. If you do not return your proxy card, it will have the same effect as a vote against the proposals. According to our tabulator, your proxy card for the Special Meetings have not yet been received. We ask that you please take a moment now and vote your proxies to ensure your shares are represented and voted at the Special Meeting.

     Thank you for your participation and support. We look forward to reporting on the progress of our restructuring plan in the near future.

                                        Very truly yours,



/s/ Thomas M. Taylor         /s/ David F. Benson          /s/ William C. Baker
Thomas M. Taylor             David F. Benson              William C. Baker
Interim Chairman of the      President of                 President of Meditrust
Boards of Directors of       Meditrust Corporation        Operating Company
The Meditrust Companies

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